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                                                                    EXHIBIT 10.2











                              PPG INDUSTRIES, INC.



                           DEFERRED COMPENSATION PLAN




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                                    PREAMBLE


The Plan is adopted primarily for the purpose of providing deferred compensation to a select group of management and highly compensated employees.

This PPG Industries, Inc. Deferred Compensation Plan (this "Plan") is an amendment and restatement of the PPG Industries, Inc. Deferred Compensation Plan as in effect on December 31, 2004 (the "Prior Plan"). Except as otherwise provided herein, this amended and restated Plan applies to deferrals of all compensation that is earned or that becomes vested on or after January 1, 2005 (including any earnings thereon). All such deferred compensation shall be paid in accordance with the terms of this amended and restated Plan. The Prior Plan applies to deferrals of all compensation that was earned and vested prior to January 1, 2005 (including any earnings thereon). This amendment and restatement of the Plan is made on December 13, 2006, and is effective as of January 1, 2007.


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                                TABLE OF CONTENTS


Section    I  ........................................ Definitions

Section   II  ........................................ Deferrals

Section  III  ........................................ Investment Options

Section   IV  ........................................ Restoration Contributions

Section    V  ........................................ Withdrawal Provisions

Section   VI  ........................................ Specific Provisions
                                                       Related to Benefits

Section  VII  ........................................ Administration and Claims

Section VIII  ........................................ Amendment and Termination

Section   IX  ........................................ Miscellaneous

Section    X  ........................................ Change in Control


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                             SECTION I - DEFINITIONS

1.01 ACCOUNT means all deferred Award amounts, all deferred Salary amounts, all deferred Payments pursuant to the LTIP or Executive Officers' LTIP, all deferred Omnibus Plan Stock Awards, all Savings Plan Restoration Contributions and all Defined Contribution Retirement Plan Restoration Contributions and earnings on each of the foregoing held at any particular time in the form of Stock Account Shares or Investment Account Shares in a Participant's account established pursuant to the terms hereof.

1.02 ADMINISTRATOR means an officer or officers of the Company appointed by the Committee, and any person(s) designated by such Administrator to assist in the administration of the Plan.

1.03 AFFILIATE means any business entity, other than a Subsidiary, in which PPG has an equity interest.

1.04 ANNUAL PLAN means the PPG Industries, Inc. Executive Officers' Annual Incentive Compensation Plan, as amended from time to time.

1.05 AWARD means a grant to a Participant under the IC Plan, MAP or the Annual Plan, and a Short-Term Cash Incentive Award under Article X of the Omnibus Plan which such person may elect to defer.

1.06 BENEFICIARY means the person or persons designated by a Participant to receive benefits hereunder following the Participant's death, in accordance with Section 6.02. For purposes of this Section 1.06, "person or persons" is limited to an individual, a Trustee or a Participant's estate.

1.07     BOARD means the Board of Directors of PPG Industries, Inc.

1.08     CODE means the Internal Revenue Code of 1986, and amendments thereto.

1.09 COMMITTEE means the Officers-Directors Compensation Committee (or any successor) of the Board.

1.10     COMPANY OR PPG means PPG Industries, Inc.

1.11 CONVERSION FORMULA means, with respect to the cash component of an Award, the number of Stock Account Shares obtained by dividing such Award amount by the closing price as reported on the New York Stock Exchange Composite Tape of PPG Stock on the date payment of the Award is processed.

1.12 CORPORATION means PPG and any Subsidiary or Affiliate designated by the Administrator to permit such Subsidiary's or Affiliate's employees to participate


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         in the Plan, and which, by proper authorization of the board of directors or other governing body of such Subsidiary or Affiliate, elects to participate in the Plan.

1.13 DEFINED CONTRIBUTION PLAN RESTORATION CONTRIBUTIONS means contributions to a Participant's Account in accordance with Section 4.02.

1.14 DISABILITY means a medical or physical impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months, by reason of which, a Participant has received income replacement benefits for a period of not less than six months under the Corporation's disability plans, within the meaning of Section 409A of the Code.

1.15 DISCRETIONARY TRANSACTION means a transaction pursuant to any employee benefit plan of the Company that:

         (a)      Is at the volition of the plan participant;

         (b) Is not made in connection with the participant's death, disability, retirement or termination of employment;

         (c) Is not required to be made available to a plan participant pursuant to a provision of the Code; and

         (d) Results in either an intra-plan transfer involving a PPG Stock Fund or a cash distribution funded by a volitional disposition of PPG Stock by the plan participant.

1.16 EMPLOYEE means any full-time or permanent part-time salaried employee (including any officer) of the Corporation.

1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.18 EXECUTIVE OFFICERS' LTIP means the PPG Industries, Inc Executive Officers' Long Term Incentive Plan, as amended from time to time.

1.19 IC PLAN means the PPG Industries, Inc. Incentive Compensation for Key Employees, as amended from time to time and formerly known as the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees.

1.20 INSIDER means a Participant who at any time within the prior six (6) months was a person subject to Section 16 of the Securities Act of 1934.

1.21 INVESTMENT ACCOUNT means, for any Participant, one or more recordkeeping accounts the value of which is based on or derived from such investment funds,



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         money market accounts or other investment vehicles as determined by the
         Committee from time to time and pursuant to which such Participant makes elections pursuant to Section III hereof.

1.22 INVESTMENT ACCOUNT SHARE means a recordkeeping unit for the appropriate Investment Account, in each case, equal in value to one share or other ownership unit of the investment fund, money market account or other investment vehicle upon which the value of the particular Investment Account is based.

1.23 KEY EMPLOYEE has the meaning assigned to that term under Section 416(i) of the Code. For purposes of Sections 5.02(h) and 5.03(b), a Participant who is a Key Employee for a calendar year shall be treated as a Key Employee during the 12-month period commencing on the first day of the fourth month following the last day of such calendar year.

1.24 LTIP means the PPG Industries, Inc. Long Term Incentive Plan, as amended from time to time.

1.25 MAP means the PPG Industries, Inc. Management Award and Deferred Income Plan, as amended from time to time and formerly known as the PPG Industries, Inc. Management Award and Deferred Income Plan.

1.26 OMNIBUS PLAN means the PPG Industries, Inc. Omnibus Incentive Plan, as amended from time to time.

1.27 OMNIBUS PLAN STOCK AWARD means an Award (as that term is defined under the Omnibus Plan) other than an Option, Stock Appreciation Right (as those terms are defined in the Omnibus Plan) or Short-Term Cash Incentive Award under Article X of the Omnibus Plan, whether settled in cash or in PPG Stock.

1.28 PARTICIPANT means an Employee who is approved to participate in either the LTIP, the Executive Officers' LTIP, the IC Plan, MAP, or the Annual Plan or who is eligible to receive an Omnibus Plan Stock Award or Short-Term Cash Incentive Award under Article X of the Omnibus Plan and has made one or more deferral elections pursuant to Section II hereof.

1.29 PAYMENT has the meaning assigned to that term under the LTIP or the Executive Officers' LTIP, as applicable.

1.30 PLAN means this PPG Industries, Inc. Deferred Compensation Plan as amended and restated on December 13, 2006, effective as of January 1, 2007.

1.31     PLAN YEAR means any calendar year.

1.32 PPG STOCK means, as of any date, the then issued and outstanding voting common stock of the Company. Shares of PPG Stock issued or transferred in



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         accordance with the terms of the Plan may be either authorized but unissued shares or issued shares acquired by the Company and held in its treasury.

1.33 PPG STOCK ACCOUNT means a record-keeping account maintained for a Participant who elects to defer all or part of an Award, Salary, Payment, or Omnibus Plan Stock Award and/or to maintain all or part of a deferred Award, Salary, Payment, or Omnibus Plan Stock Award in the form of Stock Account Shares.

1.34 PPG STOCK FUND means the PPG Stock Account or any other fund or account of any other benefit plan of the Company or a Subsidiary which account or fund is invested in, or valued based upon, PPG Stock.

1.35 PROHIBITED DISCRETIONARY TRANSACTION means a Discretionary Transaction to be effected pursuant to an election made less than six months following the date of the most recent previous election to make a Discretionary Transaction with respect to any employee benefit plan of the Company which most recent previous election effected:

         (a) An increase in a PPG Stock Fund if the current transaction would entail a disposition of PPG Stock or a decrease in a PPG Stock Fund; or

         (b) A disposition of PPG Stock or a decrease in a PPG Stock Fund if the current transaction would entail an increase in a PPG Stock Fund.

1.36 RETIRED PARTICIPANT means a Participant who elects to maintain an Account in the Plan after his/her Retirement Date.

1.37 RETIREMENT AGE means the date on which a Participant is eligible to receive a benefit from a retirement plan sponsored by the Corporation.

1.38 RETIREMENT DATE means the first day of the month following a Participant's termination of employment on or after such Participant's Retirement Age.

1.39 SALARY means a Participant's monthly base salary from the Corporation (excluding bonuses, commissions and other non-regular forms of compensation) and including payments from the PPG Industries Salary Continuance Plan, before reductions for deferrals under the Plan or under any other Plan sponsored by the Corporation. In the case of Salary continuance, Salary deferral elections shall be applied to the actual amount of Salary continuance being paid.

1.40 SAVINGS PLAN means the PPG Industries Employee Savings Plan, as amended from time to time.

1.41 SAVINGS PLAN RESTORATION CONTRIBUTIONS means contributions to a Participant's Account in accordance with Section 4.01.



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1.42     STOCK ACCOUNT SHARE means a record-keeping unit which is equivalent to one share of PPG Stock.

1.43 SUBSIDIARY means any corporation of which fifty percent (50%) or more of the outstanding voting stock or voting power is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

1.44 UNFORESEEABLE EMERGENCY means a severe financial hardship to a Participant resulting from an illness or accident of such Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.




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                             SECTION II - DEFERRALS

2.01     Deferral of Salary

         (a) Prior to the beginning of each Plan Year, a Participant may elect to defer a percentage, in whole percentages only, of his/her Salary for services performed for such Plan Year as follows:

                          Minimum Deferral      Maximum Deferral

                                 1%                    50%

         (b) Elections made pursuant to this Section 2.01 shall remain in effect until the last day of the Plan Year to which such election applies.

         (c) Except as provided in Section 2.05, any election filed by a Participant pursuant to this Section 2.01 must be received by the Administrator on or before the last business day of the Plan Year prior to the Plan Year in which such election is to become effective. Deferred Salary shall be credited to the Participant's Account on the last day of the month in which the deferral is made.

         (d) The number of Stock Account Shares credited to the PPG Stock Account shall be determined by the closing price as reported on the New York Stock Exchange Composite Tape for PPG Stock on the last business day of the month in which the deferral is made.

         (e) The number of Investment Account Shares credited to the appropriate Investment Account shall be determined by the closing market price for shares of the mutual fund on which the value of the Investment Account is based on the last business day of the month in which the deferral is made.

         (f) Notwithstanding any other provision of this Section 2.01, a Participant may file a new deferral election with respect to Salary for services performed during the 2005 Plan Year no later than March 15, 2005 (and any such new election filed between January 1, 2005 and March 15, 2005 shall replace any election filed on or before December 31, 2004) that (i) increases the deferral of Salary earned on or after April 1, 2005, or (ii) cancels all deferral elections with respect to Salary earned from January 1, 2005 through April 15, 2005. In the event of a cancellation of a deferral election pursuant to clause (ii) above, the amount deferred prior to the filing of such election, adjusted for earning or losses, shall be paid to such Participant as soon as practicable after the election is filed, but in no event later than December 31, 2005.

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2.02     Deferral of Awards

         (a) Prior to the beginning of each Plan Year, a Participant may elect to defer a percentage, in whole percentages only, of his/her Award granted for such Plan Year.

         (b) Except as otherwise provided in Section 2.05, all elections pursuant to this Section 2.02 must be filed with the Administrator no later than the last day of the Plan Year prior to the Plan Year to which an Award relates; and such election shall become irrevocable as of the first day of the Plan Year to which it relates.

         (c) In accordance with the provisions of Sections 2.02(a) and (b) above, the value of that portion of the cash component of an Award which the Participant elects to defer under this Plan and has designated to one or more of the Investment Accounts in accordance with Section 3.01 shall be credited to such Investment Account(s) on the day such deferral would otherwise have been paid to the Participant.

         (d) In accordance with the provisions of this Section 2.02, the value of:

                  (1) that portion of the cash component of an Award which the Participant elects to defer and has designated in accordance with Section 3.01 to the PPG Stock Account; and/or

                  (2)      the stock component of a deferred Award

                  shall be credited to the PPG Stock Account in the Participant's Account on the day such deferral would otherwise have been paid to the Participant.

         (e)      (1)      Share-based Awards credited to the PPG Stock Account
                           shall be credited in the form of Stock Account Shares and cash Awards credited to the PPG Stock Account shall be credited in the form of whole and fractional
                           Stock Account Shares, the number of which will be determined according to the Conversion Formula.

                  (2) Cash-based Awards credited to the Investment Account(s) shall be credited in the form of Investment Account Shares, the number of which will be determined according to the most recent closing market value of the appropriate Investment Account Shares as of the date credited to the Participant's Investment Account(s).

         (f) Any amount designated by the Participant for in-service withdrawal in accordance with Section 5.01(b) hereof may not be credited to the PPG Stock Fund.

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         (g)      Notwithstanding any other provision of this Section 2.02, at any time on or before March 15, 2005, a Participant may cancel any prior deferral election for Awards that were earned in 2004.

2.03 Deferral of Payment under the LTIP and the Executive Officers' LTIP and Deferral of Omnibus Plan Stock Award

         (a) A participant who is entitled to receive a Payment under the terms of the LTIP or the Executive Officers' LTIP, or an Omnibus Plan Stock Award under the Omnibus Plan may elect to defer receipt of such Payment, or Omnibus Plan Stock Award in accordance with this Section 2.03.

         (b) A Participant may elect to defer either 25%, 50%, 75% or 100% of his/her Payment or Omnibus Plan Stock Award. Any balance that is not deferred in accordance with this Section 2.03 shall be paid to the Participant as provided in the LTIP, the Executive Officers' LTIP, or the Omnibus Plan, as applicable.

         (c) Except as otherwise provided in Section 2.05, all elections pursuant to this Section 2.03 must be filed no later than the last day of the year prior to the last year of the period of service with respect to which the Payment or Omnibus Plan Stock Award is made, and such election shall become irrevocable as of the first day of the last year of such period.

         (d)      In accordance with the provisions of Sections 2.03(a), (b) and
                  (c) above, the value of that portion of the cash component of a Payment or Omnibus Plan Stock Award which the Participant elects to defer under this Plan and has designated to one or more of the Investment Accounts in accordance with Section
                  3.01 shall be credited to such Investment Account(s) on the day such deferral would otherwise have been paid to the Participant.

         (e) In accordance with the provisions of this Section 2.03, the value of:

                  (1) that portion of the cash component of a Payment or Omnibus Plan Stock Award which the Participant elects to defer and has designated in accordance with
                           Section 3.01 to the PPG Stock Account; and/or

                  (2) the stock component of a deferred Payment or Omnibus Plan Stock Award shall be credited to the PPG Stock Account in the Participant's Account on the day such deferral would otherwise have been paid to the Participant.

         (f)      (1)      Share-based portions of Payments and Omnibus Plan
                           Stock Awards credited to the PPG Stock Account shall be credited in the



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                           form of Stock Account Shares and cash-based portions
                           of Payments and Omnibus Plan Stock Awards credited to the PPG Stock Account shall be credited in the form of whole and fractional Stock Account Shares, the number of which will be determined according to the Conversion Formula.

                  (2) Cash-based portions of Payments and Omnibus Plan Stock Awards credited to the Investment Account(s) shall be credited in the form of Investment Account Shares, the number of which will be determined according to the most recent closing market value of the appropriate Investment Account Shares as of the date credited to the Participant's Investment Account(s).

2.04 Dividend Equivalents under the LTIP, the Executive Officers' LTIP or the Omnibus Plan

         (a) Dividend Equivalents credited to a Participant in accordance with the LTIP, the Executive Officers' LTIP or, with respect to Omnibus Plan Stock Awards, the Omnibus Plan, shall be credited to such Participant's PPG Stock Account in the form of Stock Account Shares or to such Participant's Other Investment Account(s), as designated by the Participant in accordance with Section 3.01.

         (b) The number of Stock Account Shares, if any, credited to the PPG Stock Account pursuant to Section 2.04(a) above shall be determined on the basis of the closing price as reported on the New York Stock Exchange Composite Tape of PPG Stock for the day on which the corresponding dividend is paid on PPG Stock.

         (c) Dividend Equivalents credited to the Investment Account(s) shall be credited in the form of Investment Account Shares in the same manner as cash Awards are credited to Investment Account(s).

2.05     New Participants

         (a) Notwithstanding any other provision of this Plan to the contrary, in the case of the first year a Participant becomes eligible to participate in the Plan, such Participant's election to defer Salary, may be made within thirty days after the date the Participant becomes eligible to participate in the Plan. Such election shall be effective the first day of the month following such thirty day period.

         (b) If a Participant first becomes eligible to participate in the Plan prior to July 1 of a calendar year, such Participant may file an election to defer an Award or a Payment for such year no later than June 30 of such year provided that such Award or Payment constitutes performance-based



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                  compensation within the meaning of Proposed Treasury
                  Regulation Section 1.409A-1(e) (or any successor regulation) and, otherwise, shall not be permitted to file an election to defer such an Award or Payment.

         (c) If a Participant first becomes eligible to participate in the plan on or after July 1 of a calendar year, such Participant may not file an election to defer an Award or a Payment for such year. For purposes of this Section 2.05, the date on which a Participant first becomes eligible to participate in the Plan is the date on which such Participant is notified of his or her eligibility.

2.06     Vesting

         (a) All amounts credited to a Participant's Account shall be 100% vested at all times, except to the extent provided in Section 5.03(c).



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                        SECTION III - INVESTMENT OPTIONS

3.01     Investment Election

         (a) Participants must file an election with the Administrator designating the investment election for any cash amounts or Dividend Equivalents from the LTIP, the Executive Officers' LTIP or the Omnibus Plan being credited to the Plan. If a Participant does not provide an investment election to the Administrator in accordance with this Section 3.01, such Participant shall be deemed to have filed an election to have elected all amounts to be deemed invested in such Investment Account as the Committee shall determine from time to time.

         (b) Any election filed by a Participant under Section 3.01(a) above shall remain in effect unless and until the Participant files a new election with the Administrator.

         (c) Elections filed in accordance with this Section 3.01 must be filed in accordance with the procedure established by the Administrator.

3.02     Investment Accounts

         Amounts credited to the Investment Accounts shall be credited in the form of whole and fractional Investment Account Shares.

3.03     PPG Stock Account

         (a) Amounts credited to the PPG Stock Account shall be credited in the form of whole and fractional Stock Account Shares.

         (b) Participants shall not receive cash dividends or have voting or other shareholders' rights as to Stock Account Shares; however, Stock Account Shares shall accrue whole and fractional dividend equivalents, in the form of additional Stock Account Shares, on the basis of the closing price as reported on the New York Stock Exchange Composite Tape for PPG Stock for the day on which the dividend with respect to which such dividend equivalent is credited is paid, based on the number of whole and fractional Stock Account Shares in the PPG Stock Account on the record date.

3.04     Transfers

         (a) Subject to paragraph (b) below, a Participant who has a balance in the Investment Accounts may elect to transfer any amounts between/among the Investment Accounts or into the PPG Stock Account. Such transfers shall be subject to the following:



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                  (1)      Participants must file a transfer request with the
                           Administrator in accordance with the procedure established by the Administrator.

                  (2)      (A)      For transfers into the PPG Stock Account,
                                    the number and value of whole and fractional
                                    Stock Account Shares shall be determined by the closing price as reported on the New
                                    York Stock Exchange Composite Tape of PPG
                                    Stock on the last business day of the month in which the election is received by the Administrator.

                           (B) For transfers into and out of any of the Investment Accounts, the number and value of whole and fractional Investment Account Shares shall be determined by the closing price of the appropriate Investment Account Share on the date of such transfer.

                  (3) No transfers may be made out of the PPG Stock Account at any time.

                  (4) A Participant may file no more than five (5) transfer requests per calendar quarter separately with respect to (i) amounts credited to Section 4.02, (ii) each amount subject to a scheduled in service withdrawal on a specified date pursuant to Section 3.05, (iii) all other amounts attributable to amounts deferred prior to January 1, 2005 and (iv) all other amounts attributable to deferrals on or after January 1, 2005.

         (b) Insiders are prohibited from making any transfer which would constitute a Prohibited Discretionary Transaction.

3.05     Scheduled In-Service Withdrawals

         (a) A Participant must file a separate investment election with respect to amounts that the Participant has elected to be paid as a Scheduled In-Service Withdrawal pursuant to Section 5.01. A single election shall be made for all amounts scheduled to be paid on the same date. No such election may designate the investment of any such amount in the PPG Stock Fund.



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                     SECTION IV - RESTORATION CONTRIBUTIONS

4.01     Savings Plan Restoration Contributions

         (a) Savings Plan Restoration Contributions will be credited to the accounts of Participants in the manner set forth in Section 4.01(b). The amount with respect to which Stock Account Shares are credited to a Participant's PPG Stock Account for a month pursuant to Section 4.01(b) shall be an amount equal to the difference between (1) and (2) below, but no greater than the amount of such Participant's deferred Salary for such month:

                  (1) The amount of Company matching contributions that would have been credited to such Participant's account under the Savings Plan for such month (i) without regard to the limitations of Section 401(a)(17) of the Code, and (ii) by including the Participant's Salary deferral amounts pursuant to
                           Section 2.01 of this Plan in the determination of such Participant's eligible earnings for such month.

                  (2) The amount of Company matching contributions actually credited to such Participant's account under the Savings Plan for such month.

         (b) Savings Plan Restoration Contributions shall be credited monthly to the Participant's PPG Stock Account in the form of Stock Account Shares. The number of whole and fractional Stock Account Shares shall be determined by using the closing price as reported on the New York Stock Exchange Composite Tape for PPG Stock on the last business day of the month in which such Restoration Contributions are made, and shall be credited to the Participant's Account as of such day.

         (c) Savings Plan Restoration Contributions may not be transferred from the PPG Stock Account.

4.02     Defined Contribution Retirement Plan Restoration Contributions

         (a) Effective January 1, 2006, Defined Contribution Retirement Plan Restoration Contributions will be credited to the Accounts of Participants on an annual basis after the end of each Plan Year. The amount credited to a Participant's Account for a Plan Year shall be an amount equal to the difference between (1) and (2) below:

                  (1) The amount of employer contributions that would have been credited to such Participant's account under the PPG Industries, Inc. Defined Contribution Retirement Plan for such Plan Year determined (A) without regard to the limitations of Sections



                                  - Page 13 -
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                           401(a)(17) and 415 of the Code, and (B) by including
                           bonus awards under the terms of the PPG Industries, Inc. Management Award Plan, Incentive Compensation Bonuses, Executive Officers Incentive Compensation and other compensation amounts to the extent otherwise excluded from the definition of "Eligible Compensation" under the PPG Industries, Inc. Defined Contribution Retirement Plan for purposes of determining allocations thereunder for such Plan Year.

                  (2) The amount of employer contributions actually credited to such Participant's account under the PPG Industries, Inc. Defined Contribution Retirement Plan for such Plan Year.

         (b) Defined Contribution Plan Restoration Contribution shall be credited to the Investment Accounts in the same manner as cash amounts invested pursuant to Section 3.



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                        SECTION V - WITHDRAWAL PROVISIONS

5.01     Scheduled In-Service Withdrawals

         (a) Except as otherwise provided in this Section V, payment of any amount designated by a Participant for in-service withdrawal, in accordance with the provisions of Section 5.01(b) below, shall be made to the Participant in a lump sum as of the first day of the quarter/year specified by the Participant.

         (b) A Participant may designate for in-service withdrawal any portion of an Award that the Participant has elected to defer pursuant to Section 2.02 as follows:

                  (1) At the time an election is made to defer all or a portion of the cash component of an Award pursuant to
                           Section 2.02, a Participant may designate all or a portion of the cash component of such deferred amount, including any earnings thereon, to be paid on the first day of a specified quarter/year.

                  (2)      Withdrawal elections made pursuant to this Section
                           5.01 may not specify a year which is any sooner than the fourth Plan Year after the Plan Year in which the deferred amount is credited to the Participant's Account.

                  (3)      Any amount subject to withdrawal pursuant to this
                           Section 5.01 must be invested in the Investment Account.

                  (4) Any election made in accordance with this subsection 5.01(b) shall be irrevocable.

         (c) An election under this Section 5.01 shall become null and void upon the payment or commencement of payment of benefits under
                  Section 5.02, 5.03, 5.04 or 5.05.

5.02     Withdrawals at/after a Participant's Retirement Date

         (a) In the event of a Participant's termination of employment on or after the date of such Participant's Retirement Age, such Participant's Account shall be paid in accordance with this
                  Section 5.02.

         (b) A Participant may elect a payment schedule applicable to his/her Account provided such election is filed with the Administrator at the time the Participant files his or her initial deferral election pursuant to Section 2.01, 2.02 or
                  2.03 of the Plan. Notwithstanding the foregoing, each Participant



                                  - Page 15 -
                  in the Plan who was an active Participant in the Plan on January 1, 2005, must file such election no later than June 30, 2005.

         (c)      Participants may elect:

                  (1)      One lump-sum payment; or

                  (2) Quarterly or annual installments - to be made over a period of years, up to a maximum period of 15 years.

         (d) Subject to the provisions of this paragraph (d), a Participant may delay the first payment for a period up to five years following his/her Retirement Date; provided, however, that, in all cases, payments must begin no later than the year in which the Participant's 75th birthday occurs for Participants who retire prior to their 75th birthday; or no later than the Participant's Retirement Date for Participants who retire on or after their 75th birthday. Any election pursuant to this
                  Section 5.02(d) shall be filed with and at the time of the election described in Section 5.02(b).

         (e) The payment schedule elected by the Participant shall apply to his/her entire Account, except as provided in subsection (j) below. Participants may designate the first day of the quarter for the commencement of the payment schedule on an annual or quarterly basis.

                  Each installment payment shall be calculated by dividing the Participant's then current Account balance by the remaining number of installments (e.g.: Ten annual installments shall be paid: 1st installment = 1/10 of Account balance at time of payment; 2nd installment = 1/9 of Account balance at time of payment; 3rd installment = 1/8 of Account balance at time of payment, etc.). If the installment payment is to be in the form of PPG Stock, such distribution shall be made in whole shares and cash equal to any fractional share.

         (f) In the event a Participant fails to file a payment schedule election with the Administrator at the time described in
                  Section 5.02(b), his/her Account shall be paid in one lump sum on the later of (i) the first day of the first quarter of a Plan Year that is six months and ten days following such Retirement Date or (ii) January 1 of the year following such Retirement Date.

         (g) A Participant who has filed a payment election in accordance with this Section 5.02 may, at any time thereafter, file a subsequent election that specifies another form or time of payout, provided that:

                  (1) Any subsequent election filed less than 12 months prior to the



                                  - Page 16 -
                           date on which payment of the Participant's Account would otherwise have commenced or been made shall be disregarded, null and void;

                  (2) The date on which payment of the Participant's Account will be made or commence under such subsequent election must be (i) at least five years later than the date on which such payment would otherwise have been made under such Participant's original election, and (ii) no later than ten years following his/her Retirement Date; provided, however, that in all cases, payments must begin no later than the year in which the Participant's 75th birthday occurs for Participants who retire prior to their 75th birthday, or no later than the Participant's Retirement Date for Participant's who retire on or after their 75th birthday;

                  (3) The form and time of payment elected under such subsequent election may not cause any payment to be paid sooner than such payment would otherwise have been paid under such Participant's original election; and

                  (4) The form of payment must be one permitted under 5.02(c).

                  For purposes of this Section 5.02(g), an installment form of payment shall be treated as one payment. Accordingly, a Participant may elect to change his or her payment election from an installment form to a lump sum provided that such election is filed at least 12 months prior to the date on which such installment payments are scheduled to commence and provided that the lump sum is paid no earlier than the fifth anniversary of the date on which such installments were scheduled to commence.

         (h) Notwithstanding any other provision of this Section 5.02, no amount shall be payable under this Section 5.02 earlier than
                  (i) in the case of a Participant who is a Key Employee, six months following the date of such Key Employee's Separation from Service with the Corporation (as that term is defined in Section 409A of the Code), and (ii) in the case of a Participant who is a non-Key Employee, the date of such non-Key Employee's Separation from Service with the Corporation. In the event the provisions of this Section 5.02 would otherwise require that a payment be made to a Participant prior to the date specified in clause (i) or (ii) above, as applicable, such payment shall be postponed and made on the date specified in clause (i) or (ii), as applicable.

         (i) Notwithstanding any other provision of this Section 5.02, if, at the time the Participant's payments commence under this
                  Section 5.02, the Participant's Account balance is $2,000 or less, such Participant's



                                  - Page 17 -

                  Account shall be paid in a lump sum on such date and the Participant's form of payment election shall be disregarded, null and void.

         (j) Notwithstanding any other provision of this Section 5.02, all amounts credited to the Account of a Participant that are attributable to Defined Contribution Retirement Plan Restoration Contributions credited pursuant to Section 4.02(a) and investments credits thereon pursuant to Section 4.02(b) shall be paid in a lump sum on the date that is the later of
                  (i) the first day of the first quarter of a Plan Year that is six months and 10 days following such Participant's Retirement Date or (ii) January 1 of the year following such Retirement Date.

5.03     Withdrawals Following Termination

         (a) In the event of a Participant's termination of employment prior to the Participant's Retirement Age, such Participant's Account shall be paid in a lump sum on the date that is the later of (i) the first day of the first quarter of a Plan Year that is six months and 10 days following such termination of employment or (ii) January 1 of the year following such termination of employment.

         (b) Notwithstanding any other provision of this Section 5.03, no amount shall be payable under this Section 5.03 earlier than
                  (i) in the case of a Participant who is a Key Employee, six months following the date of such Key Employee's Separation from Service with the Corporation (as that term is defined in Section 409A of the Code), and (ii) in the case of a Participant who is a non-Key Employee, the date of such non-Key Employee's Separation from Service with the Corporation. In the event the provisions of this Section 5.03 would otherwise require that a payment be made to a Participant prior to the date specified in clause (i) or (ii) above, as applicable, such payment shall be postponed and made on the date specified in clause (i) or (ii), as applicable.

         (c) Notwithstanding any other provision of the Plan, the portion of a Participant's Account that is attributable to Defined Contribution Retirement Plan Restoration Contributions (including any earnings and losses thereon) shall be paid to a Participant pursuant to this Section 5.03 only if, at the time of such Participant's termination of employment, such Participant is a Vested Participant as that term is defined under the PPG Industries, Inc. Defined Contribution Retirement Plan. The Account of a Participant who is not a Vested Participant shall be forfeited at the same time as such Participant's account under the PPG Industries, Inc. Defined Contribution Retirement Plan is forfeited. If such Participant is later rehired, such Participant's Account shall be restored to the same extent that such Participant's account under the PPG Industries, Inc. Defined Contribution Retirement Plan is restored.



                                  - Page 18 -

5.04     Withdrawals in the event of Disability

         (a) In the event a Participant's Disability, such Participant's Account shall be paid in a lump sum on the date that is the later of (i) the first day of the first quarter of a Plan Year that is six months and 10 days following the date on which such Participant is determined to be Disabled, or (ii) January 1 of the year following the year in which such Participant is determined to be Disabled.

5.05     Withdrawals Following a Participant's Death

         (a) In the event of a Participant's death, the Participant's entire Account shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable following the Participant's death.

5.06     Withdrawals upon finding of Unforeseeable Emergency

         (a) Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Administrator may, in his sole discretion, permit the acceleration of a withdrawal under the Plan in an amount reasonably necessary to alleviate the financial hardship giving rise to such Unforeseeable Emergency.

         (b) The amount paid to a participant pursuant to this Section 5.06 shall not exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself caused severe financial hardship).

         (c) Notwithstanding the foregoing, no amount attributable to a Participant's Defined Contribution Retirement Plan Restoration Contributions (including investment credits pursuant to Section 4.02(b)) shall be available for withdrawal pursuant to this Section 5.06.

5.07     Methods of Payment

         (a)      PPG Stock Account

                  Any payment from the PPG Stock Account shall be paid in the form of PPG Stock.



                                  - Page 19 -

                  At the time of the final scheduled payment, payments from the PPG Stock Account with respect to remaining fractional shares of PPG Stock shall be converted to and paid in cash.

         (b)      Investment Accounts

                  Payments from the Investment Accounts shall be made in cash. The value shall be determined using the value of the closing price of the appropriate Investment Account Shares on the last business day of the month preceding the month in which the distribution is made.

         (c) All payments to Participants, or their Beneficiaries, shall be made on the first business day of a calendar quarter or as soon as reasonably practicable thereafter.

5.08     Special Rules for Withdrawals by Insiders

         Anything to the contrary in this Section 5 notwithstanding, an Insider may not, without prior approval of PPG's General Counsel, or his or her successor, withdraw any amount from the PPG Stock Account which was credited to such Insider's PPG Stock Account within the prior six months.

5.09     Termination of Employment in 2005

         Notwithstanding any other provision of this Plan, if a Participant terminates employment in 2005, all amounts credited to the Account of such Participant shall be paid in a single lump sum cash payment as soon as practicable on or after such termination of employment but no later than December 31, 2005, provided that a Participant who has filed an election under Section 5.02(c) may, in the event of such Participant's termination of employment on or before December 31, 2005, and on or after such Participant's Retirement Age, elect to receive payment in accordance with such election in lieu of the payment described in this Section 5.09.

5.10     Payment Delays

         Notwithstanding any other provision of this Plan, any payment to a Participant hereunder may, in the discretion of the Administrator, be delayed where the Company reasonably anticipates that (i) the Company's deduction with respect to such payment otherwise would be limited or eliminated by application of Section 162(m) of the Code (in which case, such payment shall be made either at the earliest date at which the Company reasonably anticipates that the deduction of such payment will not be limited or eliminated by application of Section 162(m) or the calendar year in which the Participant incurs a Separation from Service (within the meaning of Section 409A of the Code)), (ii) the making of the payment will violate a term of a loan agreement to which the Company is a party,



                                  - Page 20 -
         or other similar contract to which the Company is a party, and such violation will cause material harm to the Company (in which case, such payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company, and provided that the facts and circumstances indicate that the Company entered in such loan agreement (including such covenant) or other similar contract for legitimate business reasons, and not to avoid the restrictions on deferral elections and subsequent deferral elections under Section 409A of the Code), or (iii) the making of the payment will violate federal securities laws or other applicable law (in which case, such payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation).




                                  - Page 21 -

                        SECTION VI - SPECIFIC PROVISIONS
                               RELATED TO BENEFITS

6.01     Nonassignability

         (a) Except as provided in paragraph (b) below and in Section 6.02, no person shall have any power to encumber, sell, alienate, or otherwise dispose of his/her interest under the Plan prior to actual payment to and receipt thereof by such person; nor shall the Administrator recognize any assignment in derogation of the foregoing. No interest hereunder of any person shall be subject to attachment, execution, garnishment or any other legal, equitable, or other process.

         (b) Section 6.01(a) above shall not apply to the extent that a Participant's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" ("QDRO") as defined in
                  Section 414(p) of the Code.

                  (1) The Administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO. Such rules and actions shall be consistent with the principal purposes of the Plan.

                  (2) Under no circumstances may the Administrator accept an order as a QDRO following a Participant's death.

                  (3) An Alternate Payee may not establish an account in the Plan. All amounts taken from a Participant's Account, as provided in a QDRO, must be distributed as soon as possible following the acceptance of an order as a QDRO.

6.02     Beneficiary Designation

         (a) The Participant shall have the right, at any time and from time to time, to designate any person(s) as Beneficiary. The designation of a Beneficiary shall be effective on the date it is received by the Administrator, provided the Participant is alive on such date.

         (b) Each time a Participant submits a new Beneficiary designation form to the Administrator, such designation shall cancel all prior designations.

         (c) In the case of a Participant who does not have a valid Beneficiary designation on file at the time of his/her death, or in the case the designated Beneficiary predeceases the Participant, the entire balance in



                                  - Page 22 -
                  the Participant's Account shall be paid as soon as possible to the Participant's estate.

         (d) Any Beneficiary designation with respect to a Participant in effect under the Prior Plan, shall remain in effect under this Plan, until a new Beneficiary designation form is filed in accordance with this Section 6.02.

6.03     Limited Right to Assets of the Company

         The Benefits paid under the Plan shall be paid from the general funds of the Company, and the Participants and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

6.04     Protective Provisions

         The Participant or Beneficiary shall cooperate with the Administrator by furnishing any and all information requested by the Administrator in order to facilitate the payment of benefits hereunder. If a Participant refuses to cooperate, he/she may be deemed ineligible to receive a distribution and/or ineligible to continue to actively participate in the Plan.

6.05     Withholding

         The Participant or Beneficiary shall make appropriate arrangements with the Administrator for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Administrator may provide for such withholding and tax payments by any means he deems appropriate, in his sole discretion.

6.06     Forfeiture Provision

         (a) In the event the Company becomes aware that a Participant is engaged or employed as a business owner, employee, or consultant in any activity which is in competition with any line of business of the Corporation, or has engaged in any activity otherwise determined to be detrimental to the Company, the Administrative Subcommittee may apply any diminution or forfeiture of benefits, which is specifically approved by the Administrative Subcommittee.

                  For purposes of this Section 6.06, the Administrative Subcommittee shall consist of the senior human resources officer of the Company, PPG's Director of Payroll and Benefits, and a representative of the Law Department, as appointed by the PPG's General Counsel, or, if not so


                                  - Page 23 -
                  appointed, PPG's General Counsel. The Administrative Subcommittee shall report all of its activities to the Committee.

         (b)      LTIP and Executive Officers' LTIP

                  A Participant may forfeit any or all deferrals of Payments to which the Participant is entitled under the terms of the LTIP or Executive Officers' LTIP held in his/her Account if the Committee determines that such forfeiture shall occur in accordance with Section 4.04 of the LTIP or Executive Officers' LTIP, as applicable.



                                  - Page 24 -

                     SECTION VII - ADMINISTRATION AND CLAIMS

7.01     Administration

         (a) The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall have the complete authority to:

                  (1)      Determine eligibility for benefits;

                  (2)      Construe the terms of the Plan; and

                  (3)      Control and manage the operation of the Plan.

         (b) The Administrator shall have the authority to establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Administrator as to any disputed question shall be conclusive.

         (c) The Administrator may employ counsel and other agents and may procure such clerical, accounting and other services as the Administrator may require in carrying out the provisions of the Plan.

         (d) The Administrator shall not receive any compensation from the Plan for his services.

         (e) The Company shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the Administrator's service as such, excepting only expenses and liabilities arising from the Administrator's own gross negligence or willful misconduct, as determined by the Committee.

7.02     Claims

         (a)      General

                  Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally and physically competent and of age. If the Administrator determines that such person is mentally or physically incompetent or is a minor, payment shall be made to the legally appointed guardian, conservator, or other person who has been appointed by a court of competent jurisdiction to care for the estate of such person, provided that proper proof of such appointment is furnished in a form and manner suitable to the Administrator. Any payment made under the provisions of this Section 7.02(a) shall be a complete discharge of any


                                  - Page 25 -
                  liability therefore under the Plan. The Administrator shall not be required to see to the proper application of any such payment.

         (b)      Non-Disability Claims

                  Except as provided in Section 7.02(c) below, all claims for benefits under the Plan shall be submitted to, and within 90 days thereafter decided by, in writing, the person designated by the Company (the "Claims Reviewer") acting directly or through such employees of the Company as the Claims Reviewer shall designate. If the Claims Reviewer determines that an extension of time for processing the claim is required, the Claims Reviewer may extend the date by which a decision is required to 180 days after the claim is submitted provided that the Claims Reviewer provides written notice of the extension to the claimant prior to the termination of the initial 90-day period, including the special circumstances requiring an extension of time and the date by which the Claims Reviewer expects to render a decision.

          (c)     Disability Claims

                  All claims for benefits under the Plan that are based upon the Participant's Disability (each a "Disability Claim") shall be submitted to, and within 45 days thereafter decided in writing by, the Claims Reviewer acting directly or through such employees of the Company as the Claims Reviewer shall designate. If the Claims Reviewer determines that an extension of time for processing the Disability Claim is required, the Claims Reviewer may extend the date by which a decision is required to 75 days after the Disability Claim is submitted, provided that the Claims Reviewer provides written notice of the extension to the claimant prior to the termination of the initial 45-day period, including the special circumstances requiring an extension of time and the date by which the Claims Reviewer expects to render a decision. If the Claims Reviewer determines that, due to matters beyond the control of the Plan, a decision on a Disability Claim cannot be rendered within 75 days after the Disability Claim is submitted, the Claims Reviewer may extend the date by which a decision is required to 105 days after the Disability Claim is filed, provided that the Claims Reviewer notifies the claimant, prior to expiration of the 75-day period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension of the 45-day or 75-day review period, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the Disability Claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.



                                  - Page 26 -

         (d) Information Provided Upon Denial of Claim (Including Disability Claims)

                  Written notice of the decision on each claim (including any Disability Claim) shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, such written notice shall set forth (i) the specific reason or reasons for the denial, (ii) reference to the specific Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, (iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA, as amended, following the denial of a claim on review, (v) in the case of a denial of a Disability Claim, if an internal rule, guideline, protocol, or other criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

         (e)      Review of Denial of Non-Disability Claim

                  Except as provided in Section 7.02(f) below, a claimant may request a review by the Claims Reviewer of a decision denying a claim in writing within 60 days following receipt of the denial. All such reviews shall be decided in writing by the Claims Reviewer within 60 days after receipt of the request for review. If the Claims Reviewer determines that an extension of time for processing the review is required, the Claims Reviewer may extend the date by which a decision is required to 120 days after the request for review is submitted provided that the Claims Reviewer provides written notice of the extension to the claimant prior to the termination of the initial 60-day period, including the special circumstances requiring an extension of time and the date by which the Claims Reviewer expects to render a decision.

         (f)      Review of Denial of Disability Claim

                  A claimant may request a review by the person designated by the Company as responsible for reviews of denied Disability Claims, which such person shall be neither the Claims Reviewer nor a person subordinate to the Claims Reviewer (the "Disability Appeals Reviewer") of a decision denying a Disability Claim in writing within 180 days following receipt of the denial. All such reviews shall be decided in writing by the Disability Appeals Reviewer within 45 days after receipt of the request for review. If the Disability Appeals Reviewer determines that an extension of time for processing the review is required, the Disability Appeals Reviewer


                                  - Page 27 -
                  may extend the date by which a decision is required to 90 days after the request for review is submitted provided that the Disability Appeals Reviewer provides written notice of the extension to the claimant prior to the termination of the initial 45-day period, including the special circumstances requiring an extension of time and the date by which the Disability Appeals Reviewer expects to render a decision. If the Disability Appeals Reviewer cannot reach a decision about a claimant's request for review because the claimant has not submitted information requested by the Disability Appeals Reviewer, the 45-day period (or 45-day extension if applicable) shall be tolled until the date on which the claimant responds to the request for additional information. The Disability Appeals Reviewer may delegate its duty to review denied Disability Claims hereunder provided that the person or entity to whom such duty is delegated shall not be the Claims Reviewer or a subordinate of the Claims Reviewer. Any review of a denied Disability Claim hereunder shall be without deference to the Claims Reviewer's denial of the Disability Claim.

         (g)      Review Procedures for All Claims

                  In connection with a review of a denied claim for benefits (including a Disability Claim), a claimant shall (i) have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and
                  (ii) be provided, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant's claim for benefits. The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant related to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. If a claim is denied upon review, the written notice of the denial shall specify (i) the specific reason or reasons for the denial, (ii) reference to the specific Plan provisions upon which the denial is based, and (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

         (h)      Additional Review Procedures for Disability Claims

                  If the denial of a Disability Claim upon review is based in whole or in part on a medical judgment the Disability Appeals Reviewer or its delegate shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such professional shall be an individual who is neither an individual who was consulted in connection with the initial denial of the Disability Claim nor the subordinate of any such individual. The Disability Appeals Reviewer or its delegate shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in


                                  - Page 28 -
                  connection with a denied Disability Claim without regard as to whether the advice was relied upon in making the benefit determination. If an internal rule, guideline or protocol, or other similar criterion was relied upon in denying a Disability Claim upon review, the notice denying such claim upon review shall set forth either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other criterion was relied upon in denying the claim and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request. Any notice denying a Disability Claim upon review shall contain the following statement: "You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

          (i)     Authorized Representative

                  The claimant may have an authorized representative to act on the claimant's behalf in pursuing a benefit claim or appeal of the denial of the benefit. In order for a representative to be recognized as acting on behalf of the claimant, the claimant must provide in writing to the Administrator the name, address and phone number of his authorized representative and a statement that the representative is authorized to act in his behalf concerning his claim for benefit, and if applicable, an appeal of the denial of the benefit.



                                  - Page 29 -

                    SECTION VIII - AMENDMENT AND TERMINATION

8.01     Amendment of the Plan

         Except as provided in Section X, the Board or the Committee may amend the Plan, in whole or in part, at any time; however, no such amendment may decrease the amount of benefit currently accrued in Participants' Accounts.

         Except as provided in Section X, the Administrator shall have the authority to adopt amendments to the Plan, in whole or in part, at any time, necessary for the implementation and/or administration of the Plan, which will not result in a material change to the Plan. Moreover, no such amendment by the Administrator may increase or decrease the amount of benefit currently accrued in Participants' Accounts.

8.02     Plan Freeze

         The Committee may freeze the Plan at any time. Upon a Plan freeze pursuant to this Section 8.02, no further deferrals of Salary, Awards, Payments under the LTIP or the Executive Officers' LTIP or Omnibus Plan Stock Awards under the Omnibus Plan shall be permitted.

8.03     Premature Income Inclusion

         In the event the Administrator determines that amounts deferred under the Plan are includable in income pursuant to Section 409A of the Code, distributions shall be made to Participants, as determined by the Administrator up to an amount not to exceed the amount included the Participant's income under Section 409A of the Code. The determination of the Administrator under this Section 8.03 shall be binding and conclusive.

8.04     Termination

         Except as provided in Section X, the Committee may, in its discretion, terminate the Plan under any one of the following circumstances:

         (a) At any time, provided that all nonqualified deferred compensation arrangements sponsored by the Company and any company required to be aggregated with the Company under
                  Section 414(b) and (c) of the Code that are treated, together with the Plan, as one arrangement under Section 409A of the Code, provided that (i) no payments other than payments that would be payable under the terms of the Plan and such other arrangements if the termination had not occurred are made within 12 months of the termination of the Plan and such other arrangements, (ii) all such payments


                                  - Page 30 -
                  are made within 24 months of the termination of the Plan and such other arrangements, (iii) neither the Company nor any company required to be aggregated with the Company under
                  Section 414(b) or (c) of the Code adopts a new arrangement that would, with the Plan or any such other terminated arrangement, be treated as a single arrangement under Section 409A of the Code, at any time within five years following the date of termination of the Plan and such other arrangements.

         (b) At any time during the period beginning 30 days preceding and ending 12 months following a change in control event (as that term is defined in Proposed Treasury Regulation Section 1.409A-2(g)(4)(i) (or any successor regulation), provided that
                  (i) all substantially similar arrangements sponsored by the Company and any company required to be aggregated with the Company under Sections 414(b) or (c) of the Code are terminated and (ii) all participants under the Plan and such other arrangements are required to receive all amounts of compensation deferred under the Plan and such other arrangements within 12 months of the date of termination of the Plan and such other arrangements.

         (c) At any time within 12 months of a dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in Participants' gross incomes in the latest of (i) the calendar year in which the termination occurs, or (ii) the first calendar year in which the payment s administratively practicable.



                                  - Page 31 -

                           SECTION IX - MISCELLANEOUS

9.01     Successors of the Company

         The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

9.02     ERISA Plan

         The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

9.03     Trust

         The Company shall be responsible for the payment of all benefits under the Plan. Except as otherwise required by Section X, the Company, at its discretion, may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust(s) may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

9.04     Employment Not Guaranteed

         Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Corporation.

9.05     Gender, Singular and Plural

         All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) requires. As the context may require, the singular may be read as the plural and the plural as the singular.

9.06     Headings

         The headings of the Sections, subsections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.07     Validity

         If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect, the validity of any other provision(s) of the Plan.



                                  - Page 32 -

9.08     Waiver of Breach

         The waiver by the Company of any breach of any provision of the Plan by a Participant or Beneficiary shall not operate or be construed as a waiver of any subsequent breach.

9.09     Applicable Law

         Where applicable, the Plan is intended to conform and be governed by ERISA. In any case where ERISA does not apply, the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.10     Notice

         Any notice required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and either hand-delivered, or sent by first class mail to the principal office of the Company at One PPG Place, Pittsburgh, PA 15272, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery.

9.11     409A Compliance

         The plan is intended to comply with the requirements applicable to nonqualified deferred compensation plans under Section 409A of the Code. Notwithstanding any other provision of this plan, the Plan shall be interpreted and administered in accordance with the requirements of
         Section 409A of the Code.

9.12     Adjustments Upon Changes in Capitalization

         In the event of any change in the number of outstanding shares of the Company's voting common stock by reason of any stock dividend, stock split or similar change, a corresponding change shall be made in the number Stock Account Shares held in each Participant's Account. In the event of any change in the outstanding shares of the Company's voting common stock, or in the number thereof, by reason of any merger, consolidation, combination, sale of assets, exchange of shares, recapitalization, reorganization, spin-off or similar change, the Board of Directors or the Committee may make such changes in the Stock Account Shares held in each Participant's Account as the Board or the Committee may deem to be equitable. No such change, without the consent of a Participant, may adversely affect the rights of such Participant with respect to Stock Account Shares held immediately prior to any such change, and any such change shall be final, conclusive and binding on all persons, including the Company and the Participants.


                                  - Page 33 -

                          SECTION X - CHANGE IN CONTROL

10.01    Payments to a Trustee

         Upon, or in reasonable anticipation of, a Change in Control, as defined in Section 10.02 below, the senior human resources officer and the senior finance officer, or either of them or their successor, shall cause an amount, as they deem appropriate, to be paid to a rabbi trust on such terms as they shall deem appropriate. Such amount shall be paid in cash and shall be sufficient, at a minimum, to equal to all deferred amounts credited to the Investment Accounts, and the PPG Stock Account. Amounts in the PPG Stock Account shall be converted to cash on the basis of the fair market value of PPG Stock on the date of the occurrence of the Change in Control, or, if higher, within 30 days of such date. Amounts in the Investment Accounts shall be converted to cash on the basis of the fair market value of the appropriate Investment Account on the date of the occurrence of the Change in Control, or, if higher, within 30 days of such date.

10.02    Definition: Change in Control

         "Change in Control" means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then issued and outstanding shares of the Company's voting common stock ("Outstanding Common Stock") or
                  (ii) the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board of Directors of the Company ("Outstanding Voting Securities"); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this
                  Section 10.02.

         (b) Individuals who, as of February 16, 2006 (the "Reference Date"), constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Reference Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of


                                  - Page 34 -
                  the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination:

                  (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                  (ii) No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action taken by the Incumbent Board approving such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or



                                  - Page 35 -

         (e) A majority of the Incumbent Board otherwise determines that a Change in Control shall have occurred.

10.03    Plan Provisions

         Following a Change in Control, the Plan may not be amended and may not be terminated. Upon a Change in Control, in accordance with Section 10.01, the Plan Document then in existence ("Controlling Plan") shall be provided to the Trustee. The Controlling Plan shall govern all amounts transferred and remain in effect until the Trustee has paid all such amounts to Participants and/or Beneficiaries.

                                  - Page 36 -